Exhibit 20.6
Page 1 of 3

                    Navistar Financial 1996 - B Owner Trust
                           For the Month of November
                    Distribution Date of December 22, 1997
                           Servicer Certificate #14

Original Pool Amount                                      $486,507,362.75

Beginning Pool Balance                                    $317,634,491.42
Beginning Pool Factor                                           0.6528873

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $9,867,932.52
     Interest Collected                                     $2,634,869.98

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $510,112.36
Total Additional Deposits                                     $510,112.36

Repos / Chargeoffs                                            $427,497.73
Aggregate Number of Notes Charged Off                                  92

Total Available Funds                                      $13,012,914.86

Ending Pool Balance                                       $307,339,061.17
Ending Pool Factor                                              0.6317254

Servicing Fee                                                 $264,695.41

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $10,566,335.81
     Target Percentage                                               2.50%
     Target Balance                                         $7,683,476.53
     Minimum Balance                                        $9,730,147.26
     (Release) / Deposit                                     ($836,188.55)
     Ending Balance                                         $9,730,147.26

Current Weighted Average APR:                                       9.985%
Current Weighted Average Remaining Term (months):                   37.13

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days            $2,353,731.55     1,992
                                31 - 60 days             $626,105.63       575
                                60+  days                $196,538.10       101

     Total:                                            $3,176,375.28     1,995

     Balances:                  60+  days              $3,762,018.13       101

Memo Item - Reserve Account
     Prior Month                                       $9,730,147.26
+    Invest. Income                                       $55,024.85
+    Excess Serv.                                        $781,163.70
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                $10,566,335.81

Exhibit 20.6
Page 2 of 3

Navistar Financial 1996 - B Owner Trust
For the Month  of  November

                                                                    NOTES
                                                                                                     CLASS B            CLASS C
                                 TOTAL         CLASS A - 1        CLASS A - 2        CLASS A - 2    CERTIFICATES       CERTIFICATES
                            $486,507,362.75   $106,500,000.00   $111,900,000.00   $236,500,000.00   $17,028,000.00   $14,579,362.75
Original Pool Amount
Distributions:
     Distribution Percentages                           0.00%            93.50%             0.00%            3.50%            3.00%
     Coupon                                            5.490%            5.930%            6.330%           6.500%           7.450%

Beginning Pool Balance      $317,634,491.42
Ending Pool Balance         $307,339,061.17

Collected Principal           $9,867,932.52
Collected Interest            $2,634,869.98
Charge - Offs                   $427,497.73
Liquidation
  Proceeds / Recoveries         $510,112.36
Servicing                       $264,695.41
Cash Transfer from Reserve Account    $0.00
Total Collections Available
   for Debt Service          $12,748,219.45

Beginning Balance           $317,634,491.42             $0.00    $53,581,365.31   $236,500,000.00   $14,844,939.35   $12,708,186.76

Interest Due                  $1,671,625.50             $0.00       $264,781.25     $1,247,537.50       $80,410.09       $78,896.66
Interest Paid                 $1,671,625.50             $0.00       $264,781.25     $1,247,537.50       $80,410.09       $78,896.66
Principal Due                $10,295,430.25             $0.00     $9,626,227.28             $0.00      $360,340.06      $308,862.91
Principal Paid               $10,295,430.25             $0.00     $9,626,227.28             $0.00      $360,340.06      $308,862.91

Ending Balance              $307,339,061.17             $0.00    $43,955,138.03   $236,500,000.00   $14,484,599.29   $12,399,323.85
Note / Certificate Pool Factor                         0.0000            0.3928            1.0000           0.8506           0.8505
   (Ending Balance / Original Pool Amount)
Total Distributions          $11,967,055.75             $0.00     $9,891,008.53     $1,247,537.50      $440,750.15      $387,759.57

Interest Shortfall                    $0.00             $0.00             $0.00             $0.00            $0.00            $0.00
Principal Shortfall                   $0.00             $0.00             $0.00             $0.00            $0.00            $0.00
     Total Shortfall                  $0.00             $0.00             $0.00             $0.00            $0.00            $0.00
      (required from Reserve)
Excess Servicing                $781,163.70
     (see Memo Item - Reserve Account)

Beginning Reserve Account
  Balance                    $10,566,335.81
(Release) / Draw               ($836,188.55)
Ending Reserve Acct Balance   $9,730,147.26

Exhibit 20.6
Page 3 of 3

Navistar Financial 1996 - B Owner Trust
For the Month  of  November


Trigger Events:
A)   Loss Trigger - Reserve Account Balance
     Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                6                5                4                3                2                1
                             Jun-97           Jul-97           Aug-97           Sep-97           Oct-97           Nov-97

Beginning Pool Balance  $379,446,408.45  $368,219,179.65  $356,384,702.80  $343,797,709.78  $332,810,807.25  $317,634,491.42

A)   Loss Trigger:
Principal of Contracts
  Charged Off               $847,804.26       $847,658.24     $852,012.18      $982,800.70      $926,791.58      $427,497.73
Recoveries                  $786,549.19       $945,754.63     $620,268.66      $865,672.59    $2,424,018.23      $510,112.36

Loss Trigger - Reserve Account Balance                              Loss Trigger - Certificate Lockout Event
     Total Charged Off (Months 5, 4, 3)      $2,682,471.12            Total Charged off (Months 1 - 6)         $4,884,564.69
     Total Recoveries (Months 3, 2, 1)       $3,799,803.18            Total Recoveries (Months 1 - 6)          $6,152,375.66
     Net Loss / (Recoveries) for 3 Mos      ($1,117,332.06)(a)        Net Loss/(Recoveries) for 6 Mos.        ($1,267,810.97)(c)

Total Balance (Months 5, 4, 3)           $1,068,401,592.23(b)         Total Balance (Months 1 - 6)         $2,098,293,299.35(d)

Loss Ratio Annualized  [(a/b) * (12)]              -1.2550%           Loss Ratio Annualized [(c/d) (12)]           -0.72505%

Trigger:  Is Ratio > 1.5%                               No            Trigger:  Is Ratio > 6.0%                          No

                                                                                Sep-97           Oct-97           Nov-97
B)   Delinquency Trigger:                                                    $5,176,075.56    $2,989,578.41    $3,762,018.13
     Balance delinquency 60+ days                                                 1.50556%         0.89828%         1.18439%
     As % of Beginning Pool Balance                                               1.84886%         1.33618%         1.19608%
     Three Month Average

Trigger:  Is Average > 2.0%                             No

C)   Noteholders Percent Trigger:                   2.0000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                             No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer